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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                    FORM 8-K



                                 CURRENT REPORT



     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934



Date of Report (Date of earliest event reported)       September 27, 1996
                                                  ------------------------------



                           INLAND CASINO CORPORATION
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             (Exact name of registrant as specified in its charter)



           Utah                       0-11532                   33-0618806
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(State or other jurisdiction        (Commission               (IRS Employer
     of incorporation)              File Number)            Identification No.)



4225 Executive Square, Suite 1650, La Jolla, California          92037
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       (Address of principal executive offices)                (Zip Code)



Registrant's telephone number, including area code   (619) 546-9383
                                                   -----------------------------


                                 Not Applicable
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         (Former name of former address, if changed since last report)
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ITEM 5.  OTHER EVENTS.

        On September 30, 1996, pursuant to a Stock Purchase and Settlement and Release Agreement, dated September 27, 1996 (the "Stock Purchase Agreement"), by and among Jonathan Ungar, Alan Henry Woods, and Inland Casino Corporation, a Utah corporation (the "Company"), the Company purchased 3,424,913 shares of its common stock from Mr. Ungar (the "Ungar Shares") and 3,353,331 shares of its common stock from Mr. Woods (the "Woods Shares").

        The terms of the Stock Purchase Agreement include (i) a cash payment of $100,000 to each of Messrs. Ungar and Woods at the closing, (ii) the issuance of unsecured promissory notes in the aggregate principal amount of $3,500,000 ($1,768,550 in principal amount to Mr. Ungar and $1,731,450 in principal amount to Mr. Woods), with interest at a rate of 10%, payments of interest only for the first three years, followed by three equal annual installments of principal repayment, with interest on the remaining balance, commencing September 30, 1997, (iii) a contingent obligation (the "Initial Contingent Obligations") to issue a total of $9,856,488 in unsecured promissory notes ($4,981,276 in principal amount to Mr. Ungar and $4,875,212 in principal amount to Mr. Woods) including $2,000,000 in principal amount of notes each year for four years, and $1,856,488 in principal amount of notes to be issued in a fifth year, each note with interest at 10%, payments of interest only for the first three years, followed by three equal annual installments of principal plus interest on the remaining principal balance, and (iv) another contingent obligation (the "Second Contingent Obligation") to issue an additional $3,000,000 principal amount ($1,515,000 to Mr. Ungar and $1,485,000 to Mr. Woods) in unsecured promissory notes (or cash, if the Company has closed a firm commitment underwritten public offering of securities of not less than $35 million prior to the contingencies being met) with interest at the then "preferred" or "prime" rate of interest charged to the Company by the Company's principal bank, with interest only for three years from date of issuance, followed by two equal annual installments of principal, plus interest on the remaining balance.

        The obligations to issue the Initial Contingent Obligations (i.e., $2,000,000 in notes for four years and $1,856,488 in notes for a fifth year) are contingent upon the Company's retained earnings balance being at least $4,000,000 for the fiscal year ending immediately prior to the date the notes are to be issued. Dividends paid by the Company and certain other payments, if any, are to be added back to the retained earnings balance for purposes of this contingency calculation. The period for determining the Company's obligation to issue each of the $2,000,000 and $1,856,488 in principal amount of notes is an eight year period commencing with the fiscal year ending June 30, 1997. If the $4,000,000 retained earnings test is not met in one year, the Company is not obligated to issue the notes in that year. However, the test is to be made each year for eight successive years commencing with the fiscal year ending June 30, 1997, but each year can be used only once during the eight year period, and only five out of the eight years may be used. The Second Contingent Obligation is subject to the following conditions: (i) the Barona Group of Capitan Grande Band of Mission Indians (the "Barona Tribe") enters into a Class III Gaming Compact (the "Compact") with the State of California which permits the operation of video gaming machines at the Barona Casino in San Diego County; (ii) at the time that the Barona Tribe enters into the Compact, the Company has a consulting agreement or similar contractual arrangement with the Barona Tribe; and (iii) consulting fees paid to the Company by the Barona Tribe relating to the Barona Casino for any consecutive 12-month period within five years after the Barona Tribe has entered into the Compact, equals to or exceeds one and one-half times such consulting fees for the year ended June 30, 1996. The Company intends to record as an additional cost of the repurchase of its common stock each contingent obligation as each contingency is met.




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        All payments pursuant to the Stock Purchase Agreement are further subject to compliance with certain state law provisions and the Company's Articles of Incorporation concerning repurchase transactions.

        Upon payment of the $100,000 cash installment to each of Messrs. Ungar and Woods, the Ungar Shares and the Woods Shares were cancelled and such shares of common stock have been returned to the status of authorized but unissued shares of common stock of the Company. As a result of the transaction, the number of issued and outstanding shares of common stock of the Company were reduced from 10,632,792 to 3,854,548 shares. Messrs. Ungar and Wood each retained 190,000 shares of the common stock of the Company.

        The Irrevocable Proxy dated June 30, 1994 granted by Alan Henry Woods to L. Donald Speer, II. Chairman of the Board and Chief Executive Officer of the Company, relating to voting of all of Mr. Woods shares now owned or hereafter acquired remains in full force and effect; accordingly, Mr. Speer's beneficial ownership in the shares of the Company's common stock outstanding increased from 50.5% to 65.6%. In connection with the Stock Purchase Agreement, the Stockholders Voting Agreement dated June 30, 1994, by and between Mr. Speer and Mr. Ungar and the Option Agreement dated June 30, 1994 by and among Messrs. Speer, Ungar, Woods and the Company were terminated.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

  (c)  Exhibits

        2.1. Stock Purchase and Settlement and Release Agreement, dated September 27, 1996, by and among Jonathan Ungar, Alan Henry Woods, and Inland Casino Corporation.

        2.2. Promissory Note, dated September 30, 1996, in the principal amount of $1,768,550 in favor of Jonathan Ungar.

        2.3. Promissory Note, dated September 30, 1996, in the principal amount of $1,731,450 in favor of Alan Henry Woods.



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                                   SIGNATURES


        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                          INLAND CASINO CORPORATION,
                                          a Utah corporation



Dated: October 1, 1996                    By: /s/ DUANE M. EBERLEIN
                                             -------------------------------
                                                  Duane M. Eberlein
                                                  Vice President and
                                                  Chief Financial Officer





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                                 EXHIBIT INDEX



                                                                                        SEQUENTIALLY
                                                                                          NUMBERED
EXHIBIT NUMBER                              DESCRIPTION                                     PAGE
--------------                              -----------                                 ------------
     2.1              Stock Purchase and Settlement and Release Agreement, dated
                      September 27, 1996, by and among Jonathan Ungar, Alan Henry
                      Woods, and Inland Casino Corporation.

     2.2 Promissory Note, dated September 30, 1996, in the principal amount of $1,768,550 in favor of Jonathan Ungar.

     2.3 Promissory Note, dated September 30, 1996, in the principal amount of $1,731,450 in favor of Alan Henry Woods.





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